UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 4, 2025

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West

Suite 205

Fort Mill, SC 29708

(Address of principal executive offices, including zip code)

(973) 691-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02  Unregistered Sales of Equity Securities

With respect to the stock option grant to Mr. Anderson described below, the information contained in Item 5.02 is incorporated herein by reference.  The stock options were issued pursuant to the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended, as an inducement to Mr. Anderson to accept the Company’s offer of employment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Philip Anderson as Chief Financial Officer.

On January 4, 2025, the Board of Directors of Catheter Precision, Inc. (the “Company”) appointed Philip Anderson as Chief Financial Officer of the Company, effective January 6, 2025.  Mr. Anderson was also designated as the Company’s Principal Financial Officer and Principal Accounting Officer for Securities and Exchange Commission (“SEC”) reporting purposes.  Ms. Margrit Thomassen, the Company’s previous Interim Chief Financial Officer, ceased serving in that capacity on January 6, 2025 and will continue in the role of Company Controller.

Mr. Anderson was retired from November 2022 to December 2024.  He served as the Chief Financial Officer of Heritage Distilling Corporation, an adult beverage distiller, from August 2021 to November 2022. From August 2020 to June 2021, he served as Chief Financial Officer of Crown Electrokinetics Corp., a pre-revenue technology/hardware company in the areas of smart windows, fiber optics and water quality solutions.  He served as Chief Financial Officer of Kubient, Inc., a supplier of fraud detection and prevention solutions to the global digital advertising market, from June 2019 to January 2020.  He received a Bachelor of Arts in Business Management from Ithaca College and an MBA with concentration in Finance from Hofstra University.

In connection with his appointment, Mr. Anderson received the following compensation package:

•	an annual base salary of $200,000, paid in accordance with the Company’s standard practices;

•	A one-time non-plan stock option grant of options to purchase 500,000 shares of common stock vesting monthly over 3 years, with an exercise price of $0.53 per share and a term of 10 years; and

•	eligibility for a discretionary annual bonus in an amount to be determined by the Compensation Committee of the Company’s Board of Directors.

 In addition, Mr. Anderson will be eligible to participate in the Company’s other benefits that are made generally available to employees and will be eligible for equity grants pursuant to the Company’s 2023 Equity Incentive Plan.

There are no family relationships between Mr. Anderson and any director or executive officer, or person nominated or chosen to become a director or executive officer, of the Company.  There are no relationships with Mr. Anderson that are required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHETER PRECISION, INC.

Date: January 7, 2025	By:	/s/ David A. Jenkins
David A. Jenkins
Executive Chairman of the Board and
Chief Executive Officer

3